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As filed with the Securities and Exchange Commission on August 27, 2013.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MINES MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Idaho (State or other jurisdiction of incorporation or organization)	91-0538859 (I.R.S. Employer Identification No.)

905 W. Riverside Avenue, Suite 311
Spokane, Washington 99201
Telephone: (509) 838-6050
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Douglas D. Dobbs
President
Mines Management, Inc.
905 W. Riverside Avenue, Suite 311
Spokane, Washington 99201
Telephone: (509) 838-6050
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Deborah Friedman
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Telephone: (303) 892-9400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

               If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☐

               If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

               Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐ (do not check if a smaller reporting company)	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(3)	Amount of registration fee(4)

Common Stock, par value $0.001 per share	—	(2)	—

Preferred Stock Purchase Rights(5)	—	(2)	—

Preferred Stock, without par value	—	(2)	—

Warrants	—	(2)	—

Convertible Debt Securities(6)	—	(2)	—

Senior Debt Securities(6)	—	(2)	—

Subordinated Debt Securities(6)	—	(2)	—

Rights	—	(2)	—

Units	—	(2)	—

Total	$65,000,000	(2)	$6,021(4)(7)

(1)
An indeterminate principal amount or number of the securities of each class identified above may be issued from time to time at indeterminate prices, with an aggregate initial offering price not to exceed $65,000,000.

(2)
Not specified as to each class of securities registered pursuant to General Instruction II. D. of Form S-3. The proposed maximum initial offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of securities as may be issued upon conversion, exercise or settlement of, or exchange for, the securities registered hereunder and such indeterminate number of shares as may be issued from time to time as a result of share splits, share dividends or similar transactions.

(3)
Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per security.

(4)
Pursuant to Rule 457(p) under the Securities Act of 1933, the registrant hereby offsets the Registration Fee due under this Registration Statement by the amount of the unused filing fee associated with the unsold securities from the registrant's registration statement on Form S-3, filed with the SEC on October 16, 2009 (SEC File No. 333-162555), and the registrant's registration statement on Form S-3, filed with the SEC on June 12, 2006. The registrant had registered securities for a maximum aggregate offering price of $65,000,000 pursuant to the June 12, 2006 registration statement, and of that amount, there was a balance of $35,000,000 in unsold securities remaining under such registration statement and an unused filing fee balance of $3,745. The registrant had registered securities for a maximum offering price of $65,000,000 pursuant to the October 16, 2009 registration statement, for which the registration fee would have been $3,627, which the registrant offset with the unused portion of the June 12, 2006 registration statement filing fee balance, leaving an unused filing fee balance from the June 12, 2006 registration statement of $118. Of the securities registered on the October 16, 2009 registration statement, there was a balance of unsold securities with an aggregate offering price of $48,872,000 remaining under such registration statement and an unused filing fee balance of $2,727. The registrant hereby carries forward the combined unused balance of $2,845 from the June 12, 2006 and October 16, 2009 registration statements, calculated in accordance with Rule 457(o), to offset the current $8,866 Registration Fee due in connection with the registration of the securities offered on this registration statement.

(5)
This registration statement also relates to the rights to purchase fractions of shares of Series A Junior Participating Preferred Stock of the registrant, which rights trade with, and are inseparable from, the registrant's common stock pursuant to the terms of the registrant's Rights Agreement dated June 18, 2009. Until the occurrence of certain events set forth in the Rights Agreement, the rights are not exercisable, are evidenced only by the certificates of the registrant's common stock, and may be redeemed by the registrant for $0.001 per right. The value attributable to the preferred stock purchase rights, if any, is reflected in the offering price of the common stock.

(6)
The debt securities to be offered hereunder will consist of one or more series of senior debt securities or subordinated debt securities, or both, as more fully described herein. If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in an aggregate initial offering price not to exceed $65,000,000, less the dollar amount of any registered securities previously issued.

(7)
Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) under the Securities Act of 1933.

               THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. Mines Management, Inc. may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and Mines Management, Inc. is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 27, 2013

PROSPECTUS

MINES MANAGEMENT, INC.

$65,000,000
Common Stock
Preferred Stock Purchase Rights
Preferred Stock
Warrants
Convertible Debt Securities
Senior Debt Securities
Subordinated Debt Securities
Rights
Units

         Mines Management, Inc. may offer and sell from time to time up to $65,000,000 of its shares of common stock, par value $0.001, preferred stock purchase rights, shares of preferred stock, without par value, warrants, convertible debt securities, debt securities, rights or units or any combination of these securities, in one or more transactions on terms to be determined at the time of sale.

         This prospectus provides you with a general description of the securities that we may offer. Each time that securities are offered and sold by us using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering, including the offering price of the securities. The supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement, together with any additional information which is incorporated by reference into this prospectus before you invest in our securities.

         We may sell the securities to or through underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus.

         Our common stock is listed on the NYSE MKT LLC, which we refer to in this prospectus as the NYSE MKT, under the symbol "MGN" and on the Toronto Stock Exchange under the symbol "MGT." As of August 23, 2013, the closing price for our common stock on the NYSE MKT was $0.88 per share and the closing price on the Toronto Stock Exchange was Cdn$0.90 per share. As of August 23, 2013, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $23,659,804, which was calculated based on 26,886,141 shares of outstanding common stock held by non-affiliates and on a price per share of $0.88, the closing price of our common stock on the NYSE MKT on August 23, 2013. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with an aggregate market value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

         This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

         Investing in our securities involves risks. For a discussion of certain risks that should be considered by prospective investors, see "Risk Factors" beginning on page 7 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2013.

        As used in this prospectus, the terms "Mines Management," "we," "our," "ours" and "us" may, depending on the context, refer to Mines Management, Inc. or to one or more of Mines Management, Inc.'s consolidated subsidiaries or to Mines Management, Inc. and its consolidated subsidiaries, taken as a whole. When we refer to "shares" throughout this prospectus, we include all rights attaching to our shares of common stock under any shareholder rights plan then in effect.

        References in this prospectus to "$" are to United States dollars. Canadian dollars are indicated by the symbol "Cdn$".

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we sometimes refer to in this prospectus as the SEC, using a "shelf" registration process on Form S-3. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $65,000,000.

        This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See "Where You Can Find More Information" below for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.

        You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents. The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

        The registration statement of which this prospectus is a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC's website, located at www.sec.gov or at the SEC's offices referenced under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at www.sec.gov.

        In addition, because we are traded on the Toronto Stock Exchange, we are subject to the filing requirements prescribed by the securities legislation of all Canadian provinces. These filings are available electronically from the Canadian System for Electronic Document Analysis and Retrieval at www.sedar.com, which is commonly known by the acronym "SEDAR."

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information in this prospectus by referring you to the document that contains the information. We hereby incorporate by reference the documents listed below, which were previously filed with the SEC, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we sometimes refer to in this prospectus as the Exchange Act, other than information in a Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in connection with such information:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 1, 2013, and our Quarterly Reports on Form 10-Q, filed with the SEC on May 15, 2013 and August 14, 2013;

  •
  our Proxy Statement on Schedule 14A filed in connection with our annual meeting of shareholders held on June 13, 2013, including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on April 30, 2013;

  •
  our Current Reports on Form 8-K, filed with the SEC on March 22, 2013, April 1, 2013 and June 17, 2013; and

  •
  the description of our common stock contained in our Registration Statement on Form 10-SB/A (SEC File No. 0-29786) filed with the SEC on February 11, 1999.

        In addition, all reports and documents filed by us pursuant to the Exchange Act, other than information in a Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in connection with such information, after the date of the initial filing of the registration statement on Form S-3 to which this prospectus relates and prior to the time that we sell all the securities offered by this prospectus shall be deemed to be incorporated by reference into this prospectus.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced, as applicable, for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

        Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or the documents incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

        You may receive a copy of any of these filings, at no cost, by writing or calling Douglas D. Dobbs, President, Mines Management, Inc., 905 W. Riverside Avenue, Suite 311, Spokane, Washington 99201, telephone (509) 838-6050 or by contacting the SEC as described above.

 CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING ESTIMATES OF
MEASURED, INDICATED AND INFERRED RESOURCES

        The terms "mineral resource," "measured mineral resource," "indicated mineral resource" and "inferred mineral resource" that are used in documents incorporated by reference into this prospectus are defined in and required to be disclosed by Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects, commonly known as NI 43-101; however, these terms are not recognized under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. U.S. investors are cautioned not to assume that all or any part of mineral deposits in these categories will ever be converted into reserves. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable or will ever be upgraded to a higher category. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in place tonnage and grade without reference to unit measures. Accordingly, information included or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus contains descriptions of our mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under only United States federal securities laws and the rules and regulations promulgated thereunder.

RATIO OF EARNINGS TO FIXED CHARGES

        We are engaged in the business of acquiring and exploring mining properties. None of our properties is currently in production, and, consequently, we have incurred losses from operations and generated negative cash flows from operations. Accordingly, no ratios are shown for any of the years ended December 31, 2008, 2009, 2010, 2011 and 2012, as earnings were not sufficient to cover fixed charges. As of the date of this prospectus, we have not issued any preferred stock. We did not have any material amount of indebtedness for which interest payments were required during the years ended December 31, 2008, 2009, 2010, 2011 or 2012, and, therefore the amount by which earnings were inadequate to cover fixed charges was not material.

FORWARD-LOOKING STATEMENTS

        This prospectus, including the information incorporated by reference in this prospectus, contains forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, which we sometimes refer to in this prospectus as the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, with respect to our financial condition, business, prospects, plans, objectives, goals, potential acquisitions, strategies, future events, capital expenditures, and exploration efforts. The use of any statements containing the words "development," "intend," "believe," "estimate," "project," "expect," "anticipate," "plan," "should" or similar expressions are intended to identify such statements. These include, but are not limited to, the following:

  •
  comments regarding further exploration and evaluation of the Montanore Project, including drilling activities, feasibility determinations, including those in the Preliminary Economic Assessment, engineering and environmental studies, environmental, reclamation and permitting requirements and the process and timing and the costs associated with the foregoing;

  •
  the process and timing associated with the permitting process, including the issuance of biological opinions, a final environmental impact statement and a record of decision and completion of wetland mitigation plans;

  •
  estimates of mineralized material;

  •
  financing needs, including the financing required to fund the final phases of the advanced exploration and delineation drilling program and bankable feasibility study;

  •
  sources of financing;

  •
  the sufficiency of working capital to complete the rehabilitation of the Libby adit and commence delineation drilling;

  •
  planned expenditures and cash requirements for 2013;

  •
  efforts to reduce costs, including reducing manpower;

  •
  results of the hydrological model and the effects thereof;

  •
  the search for potential exploration and development opportunities in the mining industry and the chance of success of any exploration project;

  •
  the possibility of challenges by environmental groups or others to our permitting efforts or planned exploration, development or mining activities;

  •
  potential completion of a bankable feasibility study and the costs associated therewith; and

  •
  markets for silver and copper.

        We believe the expectations reflected in those forward looking statements are reasonable. However, we cannot assure that the expectations will prove to be correct. Actual results could differ materially from those anticipated in these forward-looking statements as a result of the factors set forth below and other factors set forth in this report:

  •
  the availability of experienced employees;

  •
  uncertainties associated with developing new mines or mining operations;

  •
  the absence of any history of production;

  •
  the history of losses, which we expect to continue for the foreseeable future;

  •
  uncertainties associated with acquiring new mining properties, including uncertainties regarding the availability of properties or companies to be acquired, the ability to negotiate acquisitions on acceptable terms or to otherwise accomplish such acquisitions, the ability to finance such acquisitions on acceptable terms, and the ability to manage acquired assets or to achieve the goals of the acquisition;

  •
  the absence of proven or probable reserves, and uncertainty regarding whether reserves will be established at our Montanore Project;

  •
  the speculative nature of exploration for mineral resources, including variations in ore grade and other characteristics affecting mining and mineral recoveries which involves substantial expenditures and is frequently non-productive;

  •
  the need for additional financing to complete the underground evaluation program and to develop the Montanore Project;

  •
  financial market conditions and the availability of financing, or its availability on terms acceptable to us;

  •
  the availability, terms, conditions, costs, timing of, or delays in receiving required governmental permits and approvals;

  •
  the competitive nature of the mining industry;

v

  •
  risks inherent in the mining process, including geological, technical, permitting, mining and processing problems;

  •
  worldwide economic and political events affecting the supply of and demand for silver and copper and volatility in the market price for silver and copper;

  •
  ongoing reclamation obligations on the Montanore Project properties;

  •
  significant government regulation of mining activities;

  •
  uncertainty regarding changes in mining or environmental laws that could increase costs and impair our ability to develop our properties;

  •
  environmental risks;

  •
  uncertainty regarding title to some of our properties;

  •
  anti-takeover provisions in our articles of incorporation and bylaws and under Idaho law, which may enable our incumbent management to retain control of us and discourage or prevent a change of control that may be beneficial to our stockholders;

  •
  the volatility of the market price of our common stock;

  •
  the intention not to pay any cash dividends in the foreseeable future;

  •
  the potential depressive effect of past issuances of common stock on the market price of our common stock;

  •
  future dilution of shareholders by the exercise of options, and the depressive effect on the stock price of the existence of a significant number of outstanding options; and

  •
  obligations under a long-term contract to sell our silver production.

        Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained or incorporated by reference in this prospectus. Disclosure of important factors that could cause actual results to differ materially from our plans, intentions or expectations are included under the heading "Risk Factors" in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2012.

        Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us. We may note additional factors elsewhere in this prospectus and in any documents incorporated by reference into this prospectus. All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statement.

GLOSSARY OF TERMS

Guide 7 Definitions
Mineralized material	The term "mineralized material" refers to material that is not included in reserves as it does not meet all of the criteria for adequate demonstration of economic or legal extraction.
Reserves	The term "reserves" refers to that part of a mineral deposit which could be economically and legally extracted or produced.
Non-reserves	The term "non-reserves" refers to mineralized material that is not included in reserves as it does not meet all of the criteria for adequate demonstration of economic or legal extraction.
Exploration stage	An "exploration stage" prospect is one which is not in either the development or production stage.
Development stage

A "development stage" project is one which is undergoing preparation of an established commercially mineable deposit for extraction but which is not yet in production. This stage occurs after completion of a bankable feasibility study.

Production stage	A "production stage" project is one actively engaged in the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product.
Additional Definitions
Adit	A horizontal tunnel or drive, open to the surface at one end, which is used as an entrance to a mine.
Axis	Intersection of the axial plane of a fold with a particular bed; axial line.
Bankable feasibility study

A comprehensive study of a mineral deposit in which all geological, engineering, legal, operating, economic, social, environmental and other relevant factors are considered in sufficient detail such that it could reasonably serve as the basis for a final decision by a financial institution to finance the development of the deposit for mineral production.

Bornite	An isometric mineral, 1[Cu5 FeS4]; metallic; brownish bronze tarnishing to iridescent blue and purple; in hypogene and contact metamorphic deposits and mafic rocks; a valuable source of copper.
Chalcocite	A monoclinic mineral, 96[Cu2 S]; pseudohexagonal, metallic gray-black with blue to green tarnish; a secondary vein mineral; an important source of copper.
Development	Work carried out for the purpose of opening up a mineral deposit and making the actual ore extraction possible.
Dip	The angle at which a vein, structure or rock bed is inclined from the horizontal as measured at right angles to the strike.

Drift	A horizontal underground opening that follows along the length of a vein or rock formation as opposed to a cross-cut which crosses the rock formation.
Exploration	Work involved in searching for ore, usually by drilling or driving a drift.
Galena	A sulphide mineral of lead, being a common lead ore mineral.
Grade	The average assay of a ton of ore, reflecting metal content.
Horizon	In geology, any given definite position or interval in the stratigraphic column or the scheme of stratigraphic classification; generally used in a relative sense.
Host rock	The rock surrounding an ore deposit.
Interbed	Occurring between distinct rock layers or strata.
Lode	A vein of mineral ore deposited between clearly demarcated layers of rock.
Metasediment	A sedimentary rock which shows evidence of having been subjected to metamorphism.
Mineral	A naturally occurring homogeneous substance having definite physical properties and chemical composition and, if formed under favorable conditions, a definite crystal form.
Mineralization	The presence of economic minerals in a specific area or geological formation.
Ore	Material that can be mined and processed that provides a positive cash flow.
Patented mining claim

A patented mining claim is one for which the federal government of the United States has passed its title to the claimant, making it private land. A person may mine and remove minerals from a mining claim without a mineral patent. However, a mineral patent gives the owner exclusive title to the locatable minerals. It also gives the owner title to the surface and other resources.

Precambrian	All geologic time before the Paleozoic era.
Prospect	A mining property, the value of which has not been determined by exploration.
Quartzite	A metamorphic rock formed by the transformation of a sandstone rock by heat and pressure.
Reclamation	The restoration of a site after mining or exploration activity is completed.
Recovery	The percentage of valuable metal in the ore that is recovered by metallurgical treatment.

Siltite

An indurated silt having the texture and composition of shale but lacking its fine lamination or fissility; a massive mudstone in which the silt predominates over clay; a nonfissile silt shale. It tends to be flaggy, containing hard, durable, generally thin layers, and often showing various primary current structures.

Stope	An excavation in the form of steps made by the mining of ore from steeply inclined or vertical veins.
Stratabound	A situation in which mineralization is essentially contained in or confined to a particular sedimentary or volcanic unit.
Stratigraphy	The branch of geology which studies the formation, composition, sequence and correlation of the stratified rock as parts of the earth's crust.
Strike	The direction, or bearing from true north, of a vein or rock formation measured on a horizontal surface.
Sulfide	A compound of bivalent sulfur with an electropositive element or group, especially a binary compound of sulfur with a metal.
Tailings	Material rejected from a mill after the recoverable valuable minerals have been extracted.
Trend	The direction, in the horizontal plane, or a linear geological feature (for example, an ore zone), measured from true north.
Unpatented mining claim

A parcel of property located on federal lands pursuant to the General Mining Law of 1872 and the requirements of the state in which the unpatented claim is located, the paramount title of which remains with the federal government of the United States. The holder of a valid, unpatented lode mining claim is granted certain rights including the right to explore and mine such claim under the General Mining Law.

Vein	A mineralized zone having a more or less regular development in length, width and depth, which clearly separates it from neighboring rock.

OUR BUSINESS

Overview

        We are engaged in the business of acquiring and exploring, and if exploration is successful, developing mineral properties, primarily those containing silver and associated base and precious metals. The Company was incorporated under the laws of the State of Idaho on February 20, 1947. The Company's executive offices are located at 905 W. Riverside, Suite 311, Spokane, Washington 99201.

        The Company's principal mineral property interest, the Montanore Project, is held by its wholly owned subsidiaries, Newhi, Inc. and Montanore Minerals Corp. The Company's properties, including the Montanore property, are currently in the exploration stage; none of its properties are currently in production. The Company has commenced re-permitting of the Montanore Project and is determining its feasibility for development.

        Since 2003, we have spent approximately $62.0 million on evaluation and updating of data, including that originating from previous owners, permitting activities, acquisition of equipment, construction of site infrastructure, and development and construction of a dewatering system. As currently planned, the advanced exploration and delineation drilling program includes the following:

  •
  Development and advancement of the Libby adit by 3,000 feet to access the Montanore deposit;

  •
  Drifting of approximately 10,000 feet and establishment of drill stations; and

  •
  Diamond core drilling of approximately 50 holes totaling approximately 50,000 feet.

        Results of the drilling program, if successful, would provide data to support the completion of a bankable feasibility study and further optimization of the mine plan. The advanced exploration and delineation drilling program, through completion of a bankable feasibility study, is expected to cost an additional $20.0 to $25.0 million.

        On April 5, 2012, we entered into an Exploration Earn-In Agreement with Estrella Gold Corporation ("Estrella") pursuant to which we could acquire 75% of the La Estrella silver and gold exploration property in Peru, approximately 230 kilometers southeast of Lima. La Estrella is an advanced exploration stage project which contains an epithermal, volcanic-hosted gold-silver system with associated base-metal mineralization. The terms of the agreement allow the Company through its subsidiary, Minera Montanore Peru, SAC, to earn 75% of the La Estrella property by expending $5.0 million on exploration activities and making annual cash payments to Estrella of $0.1 million on the first anniversary of execution of the agreement and $0.2 million on each of the following anniversaries of such execution until the earn-in has been completed.

Montanore Property

        The Montanore Project is located in Sanders and Lincoln Counties in northwestern Montana and consists of ten patented mining claims and 825 unpatented mining claims owned by the Company. The unpatented mining claims are held subject to a $140 per claim annual maintenance fee paid to the federal government. From 1988 to 2002, the Montanore property was owned by Noranda Minerals Corporation ("Noranda"). During that time the Project received an approved environmental impact statement ("EIS") and all of its primary environmental permits. From 1988 to 2002, the Company held royalty rights to a portion of the deposit. In 2002, Noranda announced that it was abandoning the Project, and subsequently transferred to the Company by quitclaim deed the patented and unpatented mining claims that control the mineral rights, and all drill core and intellectual property including geologic, environmental and engineering studies, relating to the Montanore Project.

        The Company's ownership of the Montanore deposit stems primarily from its ownership of two patented mining claims, identified as HR 133 and HR 134, which cover the surface outcrop or "apex"

of the gently dipping mineralized beds. According to U.S. mining law, the holders of claims covering the apex of a dipping, tabular deposit own the minerals to depth, even if the deposit passes from beneath the apex claim. For the Company's claims at Montanore, these "extralateral rights" have been confirmed by the U.S. Secretaries of Agriculture and Interior and upheld in U.S. District Court. In addition to the patented apex claims, the Company owns unpatented claims located along the fault which bounds the southwestern margin of the deposit and extends outside of the western border of the Cabinet Wilderness Area.

        The Company's property holdings for operational access and infrastructure support for the Project are located to the east of the deposit, south of the town of Libby, and are accessed from Libby by about 16 miles of secondary road up Libby Creek. The apex of the deposit can be reached from Noxon, the nearest town, by taking State Highway 200 about 2 miles to the east and then north about 5 miles on a secondary graveled road to the junction of the west and east forks of Rock Creek. From this point it is about a 4-mile hike up a Jeep trail behind a locked USFS gate to the deposit outcrop. The deposit outcrops near the border of, and, other than the outcrop that occurs on the patented claims HR 133 and HR 134, lies entirely within the Cabinet Wilderness Area. Because any future mining of the deposit would take place underground and the Company has access to the deposit from outside the Cabinet Wilderness Area (our patented mining claims and certain other mineral rights predate the wilderness area designation), we do not believe that any future mining or associated surface activity would have a material impact on the wilderness area.

        On May 31, 2006, we acquired title to the properties providing access to the portal of the Libby adit, along with the State Hard Rock Operating Permit #150 that authorizes certain exploration activities, and the Montana Pollution Discharge Elimination System ("MPDES") water discharge permit. The Libby adit was constructed to 14,000 feet in the early 1990s by Noranda. Construction of the adit was discontinued in 1991 about 3,000 feet short of the deposit. Subsequently, reclamation activities were initiated, including removal of all infrastructure and installation of a plug in the portal to the adit.

        We obtained approval from the Montana Department of Environmental Quality ("MDEQ") to reopen the adit in 2006, and proceeded with excavation of the portal and analysis of the portal site, followed by installation of surface and underground infrastructure, including a water treatment plant to treat the water discharged from the adit. We conducted dewatering and rehabilitation of the first approximately 7,200 feet of the adit before ceasing that work at the request of the U.S. Forest Service, which is overseeing the federal re-permitting process. We are currently awaiting issuance of the Record of Decision approving a plan of operations from federal and state agencies before resuming underground activities as part of the evaluation program.

        Before we are able to advance the Montanore Project to advanced exploration and delineation drilling, we must obtain the requisite approvals and permits from the U.S. Forest Service ("USFS"), MDEQ, the U.S. Fish and Wildlife Service ("USFWS"), and the Army Corps of Engineers ("USACE"). As part of the re-permitting process, a draft EIS was issued by the USFS and MDEQ in the first quarter of 2009. Following the comment period, the agencies determined that a supplemental draft EIS was necessary and this was completed in September 2011. The public comment period for the supplemental draft EIS closed in December 2011. The agencies have developed responses to comments and are currently working on a biological opinion, which is expected to be followed by completion of the final EIS and a Record of Decision. When these permits have been received, we should be able to proceed with the underground evaluation program.

  Geology

        The Montanore Project contains a strata-bound silver-copper deposit occurring in the Revett Formation, which is part of an extensive series of Precambrian-aged metasedimentary rocks belonging to the Belt Supergroup. The Revett Formation has been subdivided into three members (upper, middle and lower) based on the contained amounts of quartzite, silty quartzite and siltite. The lower Revett, which hosts the mineralized horizons, is composed primarily of quartzite with lesser interbeds of siltite and silty quartzite.

        The silver-copper mineralization at Montanore is strata-bound in the upper portions of the lower Revett Formation. Copper and silver values are carried predominately in the minerals bornite, chalcocite, chalcopyrite and native silver in variable proportions and concentrations. Sulfide content of the mineralized rock rarely exceeds 3% to 4% and is commonly 1% to 2%.

        The mineralized zone crops out at the surface and extends down dip at least 12,000 ft to the north-northwest. The mineralization is open ended in the down dip direction. Mineralization occurs in at least two sub-parallel horizons separated by a silver- and copper-deficient zone containing low-grade lead in the form of galena. The two horizons are identified as the B1 for the upper zone and the B for the lower and more extensive zone. Both zones dip to the northwest between 15 degrees and 30 degrees, with an average of just over 15 degrees. The width of the main (B) horizon, in plan view, is defined by a fault on one side and a fold axis on the other, and varies from 804 feet to 3,540 feet. The property boundaries, however, limit the controlled portion of the deposit to a maximum of 2,000 feet. The average thickness for each of the two horizons is 35 feet, depending upon cutoff.

  Permitting and Environmental

        An application to reestablish permits for the development of the Montanore Project was submitted in 2005. In 2009, the USFS and MDEQ completed a draft EIS assessing the environmental impacts of the Montanore Project, including wetlands mitigation and water quality analyses, and, following comments from the Environmental Protection Agency and the public, required submission of a supplemental draft EIS, which was completed in September 2011. Public comment on the supplemental draft EIS was completed in December 2011.

        In working to develop the final EIS, the USFS and MDEQ are incorporating public comments and responses thereto, as well as updated analyses and new technical data generated by the EIS contractor and the Company, and are preparing updates to monitoring requirements and mitigation for each of the alternatives analyzed. During 2012, the Company continued to provide technical information to support this process.

        As part of the permitting process, the USFS must prepare biological assessments ("BA") for both terrestrial and aquatic life. The USFWS reviews these reports in connection with its biological opinion ("BO") addressing the impact of the Project on threatened and endangered species, including grizzly bear and bull trout. The initial BA was prepared by the USFS and submitted to the USFWS in 2011. The USFWS provided general comments to the USFS early in 2012. The issuance of biological opinion is required prior to completion of the final EIS and Record of Decision, which is required for issuance of permits for our underground drilling program.

        Also as part of the development of the final EIS and determination of the agencies' preferred alternatives, the USACE must complete an analysis of potential Project discharges of dredged or fill material into water of the United States, including wetlands. These discharges are regulated by section 404 of the Clean Water Act which requires a permit before dredged or fill material may be discharged and is required for construction of the tailings facility. In 2012, the USACE advanced its process by completing a jurisdictional determination on the proposed tailings impoundment site. This process required extensive aquatic habitat data. The Company completed a conceptual mitigation plan for aquatic resources affected by the proposed tailings impoundment and continues to work with the USACE to advance the mitigation plan. During 2012, the Company also provided extensive technical analyses for alternative tailings impoundment areas and the feasibility of each site in connection with the 404 analysis.

        During 2012, project monitoring activities were expanded to establish baseline conditions prior to the initiation of project development activities. The increased monitoring activities are tied to projected agency requirements prior to or during initial project development activities that will be incorporated into the final EIS.

        Under Montana regulations, new projects or amendments must go through a non-degradation review pertaining to water quality. The Project went through the process in 1993 when it was approved by the previous operator. The Company maintains this provision is not required since Permit 150 has remained active since issuance and the Project went through the non-degradation review process at that time. MDEQ has provided its proposal to review the project under this regulatory provision.

        During 2012, the Company developed water rights applications which request authorization for beneficial use of water resources and submitted them to the State of Montana. Submission of these applications could not be accomplished until the draft EIS and supplemental draft EIS were completed and the preferred alternative was selected by the agencies. These applications are pending comment from the agencies.

  Non-Reserves—Mineralized Material

        The estimate of mineralized material set forth below was prepared by Mine Development Associates, or MDA, of Reno, Nevada in October 2005 (the "MDA Report"). The estimate was prepared in accordance with SEC Industry Guide 7.

Mineralized Material Estimate in accordance with U.S. SEC Industry Guide 7

	Tons	Silver Grade (Ounces per ton)	Copper Grade	Cutoff Grade (Silver ounces per ton)
Mineralized Material	81,506,000	2.04	0.75%	1.0

"Mineralized material" as used in this prospectus, although permissible under SEC's Industry Guide 7, does not indicate "reserves" by SEC standards. We cannot be certain that any part of the mineralized material at Montanore will ever be confirmed or converted into SEC Industry Guide 7 compliant "reserves." Investors are cautioned not to assume that all or any part of the mineralized material will ever be confirmed or converted into reserves or that mineralized material can be economically or legally extracted.

  Preliminary Economic Assessment

        On December 22, 2010, we announced the completion of a Preliminary Economic Assessment ("PEA") for the Montanore Project. The PEA was prepared to provide guidance on the potential viability of the Montanore Project and the basis for the continuation of exploration activities. Because of the uncertainties associated with any mineral deposit that, like the Montanore Project, does not have reserves, the PEA should not be relied on to value the Montanore Project, nor should it be considered to be a feasibility or pre-feasibility study. The PEA did not update the MDA Report.

        The PEA assumed pricing of the estimated Montanore resources based on a three year trailing average at August 16, 2010 (i.e. $3.10 per lb. for copper and $15.00 per ounce for silver) and developed cost estimates for development of the Montanore Project. Initial capital costs for the project were estimated to be $552.3 million (with a ± 35% accuracy). The PEA assumed that the project would utilize conventional grinding and flotation processing techniques at a processing rate of 12,500 short tons per day.

        The PEA concluded that the Montanore Project demonstrates favorable economic potential which justifies commencement of a resource evaluation program and subsequent pre-feasibility study.

        On February 3, 2011, the PEA was filed in Canada in accordance with Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects. The technical report summarizing the results of the PEA was prepared by or under the supervision of Mr. Chris Kaye and Mr. Geoffrey Challiner of Mine and Quarry Engineering Services, Inc. of San Mateo, California, each of whom is an independent "Qualified Person," as such term is defined in Canadian National Instrument 43-101. The PEA filed in Canada is not part of this registration statement.

  Description of Royalties on our Patented Mining Claims

        Under the HR 133 and HR 134 patented mining claims, which cover the Montanore deposit, we are required to pay a production payment royalty of twenty cents ($0.20) per ton of ore extracted and milled therefrom, pursuant to (i) that Amendment to Purchase and Sale Agreement dated September 6, 1988, between Atlantic Goldfields Inc. and Montana Reserves Company, and (ii) that Amendment to Purchase and Sale Agreement dated September 6, 1988, between Jascan Resources Inc. and Montana Reserves Company, a former joint venture partner with Noranda. The royalty is payable with respect to the amount of resources included in an independent feasibility study prepared for project financing purposes, is payable at six month intervals following the commencement of commercial production as defined in the referenced agreements, and terminates when the resource as defined in the feasibility study has been mined and milled.

Other Properties

        The Company also owns certain patented and unpatented mining claims on zinc properties in northern Washington State, referred to as the Iroquois and Advance properties. No mining activities have been conducted on these properties since the 1960s. In December 2007, we completed an impairment analysis of the carrying values of the Iroquois and Advance properties to assess their immediate development potential. In connection with that evaluation, we wrote off the capitalized costs associated with the properties in the amount of $0.2 million which had been recorded in connection with mining activity that occurred in the 1950s. We continue to hold the real property, mining claims, and patented claims underlying the Iroquois and Advance properties; however, such property, mining claims, and patented claims do not have any book value in our consolidated financial statements. We also generate minor income from a working interest royalty, acquired more than 40 years ago, in several producing oil wells located in Kansas.

Exploration Earn-In Agreement

        On April 5, 2012, we entered into an Exploration Earn-In Agreement with Estrella pursuant to which we could acquire 75% of the La Estrella silver and gold exploration property in central Peru. La Estrella is an advanced exploration stage project which contains an epithermal, volcanic-hosted gold-silver system with associated base-metal mineralization. The property consists of 2300 hectares in which the mineralized area is fairly centrally situated, extending north-south for over 2000 meters, and east-west over 500 meters. The mineralized zone is from 100 meters to 200 meters thick, and extends in a moderately west-dipping tabular zone to depths of greater than 350 meters.

        The terms of the agreement allow the Company to earn 75% of the La Estrella property by expending $5.0 million on exploration activities and making annual cash payments to Estrella of $0.1 million prior to the end of the first agreement year ending on February 28, 2013, which payment was timely made, and $0.2 million prior to the end of each subsequent agreement year until the earn-in has been completed. The Company is also required to expend a minimum of $0.5 million in exploration and development expenditures in each of the first and second agreement years in order to maintain its rights under the Earn-In Agreement. The Company has met the payment, exploration and development expenditure requirements for the first and second agreement years. The Company may terminate the

Earn-In Agreement at any time without penalty, subject to reclamation and other customary obligations.

        Our 2012 exploration program consisted of a ten-person camp constructed in May, which supported an eight hole, 2697 meter diamond drill campaign beginning in early June and ending mid-August. All drill samples were washed, measured, logged, and cut on site. Samples for assay were bagged on site and transported by registered vehicles to ALS Global facilities in Callao, Peru, where they were assessed for gold by 30 gram fire assay with AA finish (Method AA25) and for silver by four-acid digestion and AA Spectroscopy (Method AA62).

        The program demonstrated continuous mineralization in seven of the eight holes. Based on these results, combined with a subsequent 3D IP/Res Survey conducted by Val d'Or Geophysics Peru, the Company decided to continue the program into a second year.

RISK FACTORS

        An investment in the securities offered hereby involves a high degree of risk. You should consider the risk factors set forth below and the other information in this prospectus before purchasing any of our securities. In addition to historical information, the information in this prospectus contains "forward-looking" statements about our future business and performance. Our actual operating results and financial performance may be very different from what we expect as of the date of this prospectus. The risks below address some of the factors that may affect our future operating results and financial performance.

We have no proven or probable reserves.

        We are currently in the exploration stage and have no proven or probable reserves, as those terms are defined by the SEC, on any of our properties, including the Montanore Project. The mineralized material identified to date in respect of the Montanore Project has not demonstrated economic viability and we cannot provide any assurance that mineral reserves with economic viability will be identified on that property.

        In order to demonstrate the existence of proven or probable reserves under SEC guidelines, it would be necessary for the Company to advance the exploration of the Montanore Project by significant additional delineation drilling to demonstrate the existence of sufficient mineralized material with satisfactory continuity. If successful, the results of this drilling program would provide the basis for a feasibility study demonstrating with reasonable certainty that the mineralized material can be economically extracted and produced. We do not currently have sufficient data to support a feasibility study of the Montanore Project, and in order to perform the drilling to support such feasibility study, we must first obtain the necessary permits to continue our exploration efforts. It is possible that, even if we obtain sufficient geologic data to support a feasibility study on the Montanore Project, the data will lead us to conclude that none of the identified mineral deposits can be economically and legally extracted or produced. If we cannot adequately confirm or discover any mineral reserves of precious metals on the Montanore property, we may not be able to generate any revenues.

        Even if we discover mineral reserves on the Montanore property in the future that can be economically developed, the initial capital costs associated with development and production of any reserves found is such that we might not be profitable for a significant time after the initiation of any development or production. The commercial viability of a mineral deposit once discovered is dependent on a number of factors beyond our control, including particular attributes of the deposit such as size, grade and proximity to infrastructure, as well as metal prices. In addition, development of a project as significant as Montanore will likely require significant debt financing, the terms of which could contribute to a delay of profitability.

We will require additional financing to complete our exploratory drilling program at the Montanore Project, which we may be unable to obtain.

        We are an exploration stage mining company and currently do not have sufficient capital to fully fund the activities needed to establish the economic feasibility of the Montanore Project. We have approximately $8.5 million of cash, cash equivalents and certificates of deposit on hand as of June 30, 2013. We anticipate that our expenses in 2013 will be approximately $6.4 million for regulatory permitting activities and general and administrative expenses, assuming that permitting is not completed until the end of 2013. We estimate that, following the completion of permitting, the costs of completing the exploratory drilling program will be approximately $20 to $25 million, plus general and administrative expenses during the period in which the drilling program is being conducted. Uncertainties surrounding the exploratory drilling program and, in particular, the permitting process could require the project to take longer and cause costs to increase. Our cash on hand will not be sufficient to complete the exploratory drilling program and prepare the bankable feasibility study, and additional financing will be required. We cannot guarantee that we would be able to obtain any such additional financing on commercially reasonable terms or at all, nor can we guarantee that we would be able to fund the activities required to complete a bankable feasibility study. Additional equity funding could be dilutive to existing stockholders. If we fail to obtain the necessary financing when needed, we may not be able to execute our planned activities and we may be forced to abandon exploration and development of, or to sell our interest in, the Montanore Project, which would have a material adverse effect on our growth strategy, results of operations and financial condition.

Even if our exploration efforts at Montanore are successful, we may not be able to raise the funds necessary to develop the Montanore Project.

        If our exploration efforts at Montanore are successful, our current estimates indicate that we would be required to raise approximately $550 million in external financing to develop and construct the Montanore Project. Sources of external financing could include bank borrowings and debt and equity offerings. Even if a bankable feasibility study is completed, commodity prices, the then-current state of financial markets or other factors may make financing for the development of the Montanore Project unavailable. Financing has become significantly more difficult to obtain in the current market environment. There can be no assurance that we will commence production at Montanore or generate sufficient revenues to meet our obligations as they become due or obtain necessary financing on acceptable terms, if at all, and we may not be able to secure the financing necessary to begin or sustain production at the Montanore Project. If we cannot adequately finance our exploration of the Montanore property and its subsequent development, we will not be able to generate any revenues. In addition, should we incur significant losses in future periods, we may be unable to continue as a going concern, and realization of assets and settlement of liabilities in other than the normal course of business may be at amounts significantly different than those included in our periodic reports.

We may not be able to obtain permits required for development of the Montanore Project.

        In the ordinary course of business, mining companies are required to seek governmental permits for expansion of existing operations or for the commencement of new operations. We are required to obtain numerous permits for the Montanore Project. Obtaining the necessary governmental permits has been, and continues to be, a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings. We have been engaged in renewing or pursuing permits since early 2005, and, under the most favorable timing, could have permits in place by the end of 2013. However, the process is controlled by the governmental agencies, and throughout the permitting process these agencies have repeatedly missed anticipated deadlines. Obtaining required permits for the Montanore Project may be more difficult due to its location within the Cabinet Wilderness Area, and its proximity to core habitat of certain protected species, including the grizzly bear and bull trout. In addition, a third party is seeking to permit another mining operation near the Montanore Project and if that effort were successful, the impact of that operation on the environment and on wildlife in the area would have to be taken into consideration in our permitting determinations and could make those determinations more difficult. Private political groups purportedly dedicated to protection of the environment have been active in opposing permitting of projects in and near the Cabinet Wilderness Area.

        Mining projects require the evaluation of environmental impacts for air, water, vegetation, wildlife, cultural, historical, geological, geotechnical, geochemical, soil and socioeconomic conditions. Permits are required for, among other things, storm-water discharge; air quality; wetland disturbance; dam safety (for water storage and/or tailing storage); septic and sewage; and water rights appropriation, and compliance must be demonstrated with the Endangered Species Act and the National Historical Preservation Act. An EIS is required before we could commence mine development or mining activities. Baseline environmental conditions are the basis on which direct and indirect impacts of the

Montanore Project are evaluated and based on which potential mitigation measures would be proposed. If the Montanore Project were found to significantly adversely impact the baseline conditions, we could incur significant additional costs to avoid or mitigate the adverse impact, and delays in the Montanore Project could result.

        The duration and success of our efforts to re-permit are contingent upon many variables not within our control. There can be no assurance that we will obtain all necessary permits and, if obtained, that the permitting costs involved will not exceed available funds. Permitting costs through 2012 have been approximately $38 million, and it is possible that the costs and delays associated with the compliance with such standards and regulations could become such that we would not have sufficient funds to proceed with the further exploration, development or operation of a mine at the Montanore Project.

Another mining claim may interfere with our ability to use the Libby adit.

        In September 2007, we filed a declaratory judgment action, Mines Management, Inc., Newhi, Inc. and Montanore Minerals Corp. v. Tracie Fus et al., Cause No. DV 07-248 in Montana Nineteenth Judicial District Court, Lincoln County. In this action, we sought a Court judgment that the unpatented mining claims of the defendants allegedly located above portions of our Libby adit are invalid. The defendants asserted trespass claims against us relating to our use of the adit. The parties participated in a mediation in 2009 which resulted in a settlement with all but one of the ten defendants. Subsequently, however, two of the nine defendants that were part of the settlement claimed that a settlement had not been reached with them. In mid-March 2013, the Court issued an order on pending motions (i) confirming the settlement with seven of the ten defendants, (ii) stating that one of the defendants is entitled to an injunction from our trespass on certain mining claims and (iii) stating that the mining claim of another defendant is valid and superior. The mining claim that the Court determined was valid overlaps portions of the existing adit, which could affect our ability to use the adit. The claims with respect to which injunctive relief from trespass applies appear not to overlap the adit.

        We have appealed certain portions of the March 2013 order to the Montana Supreme Court, Case No DA 13-0240. We also filed on June 28, 2013 a condemnation action, Montanore Minerals Corp. v. Easements and Rights of Way under through and across those certain unpatented lode mining claims et al., Cause No. CV-00133-DLC, in the United States District Court for the District of Montana, Missoula Division. In this action we seek to acquire necessary easements and rights of way for the Montanore Project including for use of the Libby adit and the construction and use of other underground tunnels and related equipment that are contemplated by the draft environment impact statement for the Montanore Project and other draft permits. The defendants include the defendant in the case referenced in the preceding paragraph whose claim was determined to be valid and overlaps the existing tunnel. No response to the condemnation action has yet been filed.

        If our appeal and condemnation actions are unsuccessful, we may be unable to use portions of the Libby adit and may be required to construct a new tunnel segment connecting to the existing Libby adit to permit us to use most of the adit while avoiding the area of conflict. This would result in additional costs and delay, which in turn would extend the time required for us to complete the extension of the Libby adit as required for the underground drilling program. There could be additional delays associated with assuring that the environmental impacts of the new tunnel segment constructed to avoid the area of conflict are not significantly different than those contemplated by the agencies in the draft EIS and the supplemental draft EIS. In addition to the required addition to the Libby adit, a similar re-alignment could be required for other underground tunnels that would be constructed as part of the mine plan. There can be no assurance, were these actions to become necessary, that the Company would have the financial resources to make the required investment or be able to withstand the time delays involved.

We have a history of losses and we expect losses to continue.

        As an exploration stage company that has no production history, we have incurred losses since our inception and we expect to continue to incur additional losses for the foreseeable future. For the fiscal years ended December 31, 2012 and 2011, we incurred losses of $8.2 million and $5.6 million, respectively. As of December 31, 2012, we had a deficit accumulated during the exploration stage of $71.2 million. There can be no assurance that we will achieve or sustain profitability in the future.

We have no recent history of production.

        We have no recent history of producing silver or other metals and the process of achieving production has many uncertainties. The development of our Montanore Project would require that we establish reserves, obtain approximately $550 million of financing, and construct and operate a mine, processing plant, and related infrastructure. During this process, we would be subject to all of the risks associated with establishing a new mining operation and business enterprise. We may never successfully establish mining operations, and any operations may never achieve profitability.

The exploration of mineral properties is highly speculative in nature, involves substantial expenditures and is frequently non-productive.

        Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

  •
  establish ore reserves through drilling and metallurgical and other testing techniques;

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  determine metal content and metallurgical recovery processes to extract metal from the ore; and

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  design mining and processing facilities.

        If we discover ore at the Montanore Project or at the La Estrella Property, we expect that it would be several additional years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production could change as a result of changes in commodity prices, inflation or other issues. As a result of these uncertainties, there can be no assurance that our exploration programs will result in proven and probable reserves in sufficient quantities to justify commercial operations at the Montanore Project or at any other exploration project.

Operation of a mine at the Montanore site will depend on our ability to recruit and retain qualified employees.

        If our exploration efforts at Montanore site are successful and we are able to raise the necessary external financing to develop and construct the Montanore Project, our ability to conduct mining operations will depend in part upon our ability to attract, compensate and retain a sufficient number of qualified employees, including executive officers, managers, employees and other personnel knowledgeable about the mining business. Qualified individuals of the requisite caliber and number needed to fill these positions may be in short supply in areas near the Montanore Project, and the challenges in attracting and relocating qualified employees to the Montanore site may be considerable. If we are unable to hire and retain employees to operate the mine, any planned commencement of mining operations in the future would be delayed. Furthermore, increases in labor costs due to the competition for qualified employees and hiring employees represented by labor unions could render mining operations at Montanore uneconomical. Any such delays or any increases in labor costs could have a material adverse effect on our business and financial condition.

Our future profitability, if any, and our ability to finance the development of the Montanore Project, will be affected by changes in the prices of metals.

        If we establish reserves, our ability to obtain a favorable feasibility study for the Montanore Project and obtain financing for the development of a mine, as well as our profitability and long-term viability will depend, in large part, on the market prices of silver and copper. The market prices for these metals are volatile and are affected by numerous factors beyond our control, including:

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  global or regional consumption patterns;

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  supply of, and demand for, silver and copper;

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  speculative activities and producer hedging activities;

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  expectations for inflation;

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  political and economic conditions; and

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  supply of, and demand for, consumables required for production.

        The aggregate effect of these factors on metals prices is impossible for us to predict. Future weakness in the global economy and decreases in metals prices could adversely affect our ability to finance the exploration and development of the Company's properties, which would have a material adverse effect on our financial condition and results of operations and cash flows. There can be no assurance that metals prices will not decline. During the five-year period ended December 31, 2012, the high and low settlement prices for silver and copper were approximately $48.70 and $8.88 per ounce of silver and $4.62 and $1.24 per pound of copper.

We are subject to significant governmental regulations.

        Our operations and exploration and development activities are subject to extensive federal, state, and local laws and regulations governing various matters, including:

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  environmental protection;

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  management and use of toxic substances and explosives;

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  management of natural resources;

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  exploration and development of mines, production and post-closure reclamation;

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  taxation;

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  labor standards and occupational health and safety, including mine safety; and

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  historic and cultural preservation.

        Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in us incurring significant expenditures. We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations, or a more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of any future operations and delays in the exploration of our properties.

Changes in mining or environmental laws could increase costs and impair our ability to develop our properties.

        From time to time the U.S. Congress may consider revisions in its mining and environmental laws. It remains unclear to what extent new legislation may affect existing mining claims or operations. The effect of any such revisions on our operations cannot be determined conclusively until such revision is enacted; however, such legislation could materially increase costs on properties located on federal lands, such as the Montanore property, and such revision could also impair our ability to develop the Montanore Project and to explore and develop other mineral projects.

We are subject to environmental risks.

        Mineral exploration and mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Insurance against environmental risk (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) is not generally available to us (or to other companies in the minerals industry) at a reasonable price. To the extent that we become subject to environmental liabilities, the satisfaction of those liabilities would reduce funds otherwise available to us and could have a material adverse effect on us. Laws and regulations intended to ensure the protection of the environment are constantly changing, and are generally becoming more restrictive.

The mining industry is intensely competitive.

        The mining industry is intensely competitive. We may be at a competitive disadvantage because we must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than we do. Increased competition could adversely affect our ability to attract necessary capital funding or acquire suitable properties or prospects for mineral exploration in the future.

Our future success is subject to risks inherent in the mining industry.

        Our future mining operations, if any, would be subject to all of the hazards and risks normally incident to developing and operating mining properties. These risks include:

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  insufficient ore reserves;

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  fluctuations in metal prices and increase in production costs that may make mining of reserves uneconomic;

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  significant environmental and other regulatory restrictions;

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  labor disputes;

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  geological problems;

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  failure of underground stopes and/or surface dams;

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  force majeure events; and

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  the risk of injury to persons, property or the environment.

We have ongoing reclamation obligations on the Montanore Project properties.

        Although we have posted bonds with the State of Montana to cover expected future mine reclamation costs, there is no guarantee that the amount of these bonds will satisfy the environmental regulations and requirements in effect at the time of reclamation. Should government regulators determine that additional reclamation work is required, we may be required to fund this work, which could have a material adverse effect on our financial position.

The title to some of our properties may be uncertain or defective.

        Although the Montanore deposit is held by patented mining claims, a significant portion of our holdings consist of unpatented lode and millsite claims. Certain of our United States mineral and surface use rights consist of "unpatented" mining and millsite claims created and maintained in accordance with the U.S. General Mining Law of 1872, or the General Mining Law. Unpatented mining and millsite claims are unique U.S. property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining and millsite claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations that supplement the General Mining Law. Also, unpatented mining and millsite claims and related rights, including rights to use the surface, are subject to possible challenges by third parties or contests by the federal government. The validity of an unpatented mining or millsite claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of federal and state statutory and decisional law. In addition, there are few public records that definitively control the issues of validity and ownership of unpatented mining and millsite claims. We have not filed a patent application for any of our unpatented mining and millsite claims that are located on federal public lands in the United States and, under current law and possible future legislation to change the General Mining Law, patents may be difficult to obtain. The Company has obtained a title opinion on some of the patented mining claims covering the Montanore deposit, but not on all of its patented mining claims. The Company has not obtained title opinions on any of its unpatented mining or millsite claims.

        Our ability to conduct exploration, development, mining and related activities may also be impacted by administrative actions taken by federal agencies. With respect to unpatented millsites, for example, the ability to use millsites and their validity has been subject to greater uncertainty since 1997. In November of 1997, the Secretary of the Interior (appointed by President Clinton) approved a Solicitor's Opinion which concluded that the General Mining Law imposed a limitation that only a single five-acre millsite may be claimed or used in connection with each associated and valid unpatented or patented lode mining claim. Subsequently, however, on October 7, 2003, the new Secretary of the Interior (appointed by President Bush) approved an Opinion by the Deputy Solicitor which concluded that the mining laws do not impose a limitation that only a single five-acre millsite may be claimed in connection with each associated unpatented or patented lode mining claim. Current federal regulations do not include the millsite limitation. There can be no assurance, however, that the Department of the Interior will not seek to re-impose the millsite limitation at some point in the future.

        In addition, in 2009, a consortium of environmental groups filed a lawsuit in the U.S. District Court for the District of Columbia against the Department of the Interior, the Department of Agriculture, the Bureau of Land Management, or BLM, and the USFS, asking the court to order the BLM and USFS to adopt the five-acre millsite limitation. That lawsuit also asks the court to order the BLM and the USFS to require mining claimants to pay fair market value for their use of the surface of federal lands where those claimants have not demonstrated the validity of their unpatented mining claims and millsites. If the plaintiffs in that lawsuit prevailed, that could have an adverse impact on our ability to use our unpatented millsites for facilities ancillary to our mining activities, and could significantly increase the cost of using federal lands at the Montanore Project for such ancillary facilities.

        In recent years, the U.S. Congress has considered a number of proposed amendments to the General Mining Law, as well as legislation that would make comprehensive changes to the law. Although no such legislation has been adopted to date, there can be no assurance that such legislation will not be adopted in the future. If adopted, such legislation, if it included concepts that have been part of previous legislative proposals, could, among other things, (i) adopt the millsite limitation discussed above, (ii) impose time limits on the effectiveness of plans of operation that may not coincide with mine life, (iii) impose more stringent environmental compliance and reclamation requirements, (iv) establish a mechanism that would allow states, localities and Native American tribes to petition for the withdrawal of identified tracts of federal land from the operation of the General Mining Law, (v) allow for administrative determinations that mining would not be allowed in situations where undue degradation of the federal lands in question could not be prevented, and (vi) impose royalties on silver and copper production from unpatented mining claims located on federal lands or impose fees on production from patented mining claims. Further, it could have an adverse impact on earnings from our operations, could reduce estimates of any reserves we may establish and could curtail our future exploration and development activity on federal lands or patented claims.

We are obligated by a right of first refusal agreement relating to our future silver production that may affect the willingness of third parties to enter into silver purchase agreements with us.

        In November 2007, we entered into a Right of First Refusal agreement with a significant stockholder that granted to that stockholder a 20-year right of first proposal and a right to match third-party proposals to purchase a silver stream, i.e. all or any portion of silver mined, produced or recovered by us in the State of Montana. The right does not apply to trade sales and spot sales in the ordinary course of business or forward sales. The existence of this agreement may make other potential buyers less likely to negotiate with us to purchase silver we produce since they would be subject to the aforementioned right of first refusal.

The market price of our common stock is subject to volatility and could decline significantly.

        Our common stock is listed on the NYSE MKT and the Toronto Stock Exchange, or TSX. Securities of small-cap companies such as ours have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries. This volatility has been exacerbated in recent years because of global economic and political disruptions and natural disasters. Our share price is also likely to be significantly affected by short-term changes in silver and copper prices or in our liquidity, financial condition or results of operations as reflected in our quarterly earnings reports. Over the last three years, the closing price of our common shares as reported on the NYSE MKT has fluctuated from a low of $0.53 per share to a high of $4.30 per share. Other factors unrelated to our performance that could have an effect on the price of our common stock include the following:

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  volatility in metal prices;

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  the limited extent of analyst coverage available to investors concerning our business is limited because investment banks with research capabilities do not typically follow our securities or the securities of other exploration or developmental companies;

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  the relatively small trading volume and lack of widespread market interest in our securities could affect an investor's ability to trade significant numbers of shares of our common stock;

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  the relatively small size of the public float will limit the ability of some institutions to invest in our securities;

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  a substantial decline in our stock price that persists for a significant period of time could cause our securities to be delisted from the NYSE MKT and the TSX, further reducing market liquidity; and

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  news reports relating to trends in our industry or general economic conditions.

        As a result of any of these factors, the market price of our common stock at any given point in time might not accurately reflect our long-term value. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We could in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management's attention and resources.

Our shareholders are subject to future dilution by the exercise of options, and the existence of a significant number of options could depress the price of our common stock.

        As of June 30, 2013, we had 28,999,752 shares outstanding. As of that date, there were options outstanding to purchase up to 3,942,000 shares of common stock at a weighted average exercise price of $1.75 per share. There are 3,063,000 additional shares of common stock (640,000 in the Consultant Stock Compensation Plan, 40,000 in the 2003 Equity Incentive Plan, 359,000 in the 2007 Equity Incentive Plan, and 2,024,000 in the 2012 Equity Incentive Plan) available for issuance under our stock option plans. If we issue additional options or warrants, or if currently outstanding options to purchase our common stock are exercised, the investments of our shareholders would be further diluted. In addition, the potential for exercise of a significant number of options can have a depressive effect on the market price for our common stock.

The issuance of additional common stock may negatively impact the trading price of our common stock.

        We have issued equity securities in the past, most recently in March 2011, and may continue to issue equity securities to finance our activities in the future, including to finance future acquisitions, or as consideration for acquisitions of businesses or assets. In addition, outstanding options to purchase our common stock may be exercised and additional options and warrants may be issued, resulting in the issuance of additional shares of common stock. The issuance by us of additional shares of common stock would result in dilution to our stockholders, and even the perception that such an issuance may occur could have a negative impact on the trading price of our common stock.

Anti-takeover provisions in our articles of incorporation, our bylaws and under Idaho law may enable our incumbent management to retain control of us and discourage or prevent a change of control that may be beneficial to our shareholders.

        Certain provisions of the Company's articles of incorporation and bylaws and of Idaho law could discourage, delay or prevent a merger, acquisition, or other change of control that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares of common stock in the Company. Specifically, the Company's articles of incorporation divide the board of directors into three classes having staggered terms of office. This may prevent or frustrate attempts by our shareholders to replace or remove management. The Company has also implemented a shareholders rights plan, sometimes called a "poison pill," which would substantially reduce or eliminate the expected economic benefit to an acquirer from acquiring us in a manner or on terms not approved by our board of directors. In addition, our board of directors is able to issue a new series of preferred stock from time to time without stockholder approval that could affect the voting power of our common stock and have dividend and liquidation preferences that could negatively affect the value of our common stock. These and other impediments to a third party acquisition or change of control could limit the price investors are willing to pay in the future for shares of our common stock. Our board of directors has also approved employment agreements with certain of our executive officers that include change of control provisions that provide severance benefits in the event that their employment terminates involuntarily without cause or for good reason within twelve months after a change of control of the Company. These agreements could affect the consummation of and the terms of a third party acquisition. We are also subject to provisions of Idaho law that could have the effect of delaying, deferring or preventing a change in control of the Company. One of these provisions prevents us from engaging in a business combination with any interested shareholder for a period of three years from the date the person becomes an interested shareholder, unless specified conditions are satisfied.

There are differences in U.S. and Canadian requirements for reporting of resources and mineralization, and we utilized the Canadian mining industry reporting standards for reporting of resources in our recent Preliminary Economic Assessment, or PEA. Some information required by Canadian reporting is not permitted under SEC guidelines.

        The mineralization figures presented in this prospectus are based upon estimates made by independent geologists. U.S. reporting requirements for disclosure of mineral properties are governed by SEC Industry Guide 7. Although we are a U.S. company traded on the NYSE MKT, we also report in Canada estimates of resources that are prepared in accordance with Canadian standards because we are also traded on the TSX and are thus subject to Canadian reporting requirements. These resource estimates were prepared in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101, commonly known as NI 43-101. In early 2011, we completed a Preliminary Economic Assessment, or PEA, that was prepared in accordance with NI 43-101 reporting standards. The reporting standards required by NI 43-101 are different from the standards permitted to report reserve and resource estimates in reports and other materials filed with the SEC. Accordingly, information concerning descriptions of mineralization contained in our public filings with the SEC may not be comparable to information, including the PEA, we file with Canadian securities authorities.

        Under NI 43-101, we report in Canada measured, indicated and inferred resources, measurements which are not permitted in filings made with the SEC by issuers incorporated in the United States. Under SEC rules, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. U.S. investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, "inferred resources" have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of a feasibility study or other economic evaluations, but they were considered in the PEA. Accordingly, U.S. investors should not place undue reliance on the PEA, and should not assume that all or any part of measured mineral resources, indicated mineral resources, or inferred mineral resource will ever be upgraded to a higher category.

Acquisitions and business integration issues may expose us to risks.

        We may, in the future, engage in targeted acquisitions. Any acquisition that we make may change our business and operations, and may expose us to new geographic, political, operating, financial, governmental, environmental and geological risks. Our success in acquisition activities depends on our ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition and successfully integrate the acquired operations. Any acquisition would be accompanied by risks. We may expend considerable resources on pursuing an acquisition candidate, including on due diligence and negotiations, and we may ultimately not prove successful in completing the acquisition. Even if successful in completing the acquisition, the acquisition may present problems. For example, there may be significant decreases in commodity prices after we have committed to complete the transaction and have established the purchase price or exchange ratio; a material ore body may prove to be below expectations; we may have difficulty integrating and assimilating the operations and personnel of any acquired companies, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise and maintaining uniform standards, policies and controls across the organization; the integration of the acquired business or assets may disrupt our ongoing business and our relationships with employees, customers, suppliers and contractors; and the acquired business or assets may have unknown liabilities which may be significant. If we choose to use equity securities as consideration for such an acquisition, our existing stockholders may suffer substantial dilution. Alternatively, we may choose to finance any such acquisition with existing resources which could materially affect our liquidity and the availability of funds to invest in the Montanore Project. There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with any acquisition.

We do not intend to pay any cash dividends in the foreseeable future.

        We have never paid cash dividends and we intend to retain our earnings, if any, to finance the growth and development of our business. Any return on an investment in our common stock will come from the appreciation, if any, in the value of our common stock.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered under this prospectus (i) to complete permitting activities, advance the development drilling program at the Montanore Project, including, upon receipt of all required permits, to complete the development of the Libby adit to access the Montanore deposit, planned drifting and the establishment of drill stations, and planned diamond core drilling and (ii) for working capital and general corporate purposes. Pending the application of the net proceeds, we expect to invest the proceeds in treasury bills, investment-grade, interest-bearing instruments, or other securities.

PLAN OF DISTRIBUTION

        We may sell the securities offered by means of this prospectus and any related prospectus supplement directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. We may distribute such securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering, or we may offer securities in separate offerings. The applicable prospectus supplement will describe the terms of the offering of our securities, including:

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  the offeror of the securities;

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  the terms of the securities to which the prospectus supplement relates;

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  the name or names of any underwriters;

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  the purchase price of the securities (if then known) and the proceeds to be received from the sale;

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  any underwriting discounts and other items constituting underwriters' compensation; and

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  any discounts or concessions allowed or reallowed or paid to dealers.

        If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to the conditions precedent agreed to by the parties and the underwriters will be obligated to purchase all the securities of a class or series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the offered securities or preventing or retarding a decline in the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE MKT, TSX or otherwise and, if commenced, may be discontinued at any time.

        Securities may be sold directly by us or through agents or underwriters designated by us from time to time. We may authorize agents or underwriters to solicit offers by eligible institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

        Agents and underwriters may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make relating to these liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act, may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

        Each class or series of securities other than the common stock will be a new issue of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

        With respect to the sale of any securities under this prospectus, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than eight percent (8%).

 DESCRIPTION OF COMMON STOCK

        We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. As of August 26, 2013, there were 28,999,752 shares of common stock issued and outstanding and 4,752,000 shares of common stock reserved for issuance under our stock option plans and associated with outstanding stock options.

Dividend Rights

        Holders of our common stock may receive dividends when, as and if declared by our board on the common stock, subject to the preferential dividend rights of any other classes or series of shares of the Company. In no event may a dividend be declared or paid on the common stock if payment of the dividend would cause the realizable value of our assets to be less than the aggregate of our liabilities and the amount required to redeem all of the shares having redemption or retraction rights that are then outstanding.

Voting and Other Rights

        Holders of our common stock are entitled to one vote per share, and in general, all matters will be determined by a majority of votes cast, other than the election of directors as discussed below. Holders of our common stock are not entitled to pre-emptive rights.

Election of Directors

        Our board of directors is elected to staggered terms, with each class of directors standing for election every three years. Directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting.

Liquidation

        In the event of any liquidation, dissolution or winding up of Mines Management, holders of our common stock have the right to a ratable portion of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock or other securities that may then be outstanding.

Redemption and Conversion

        Our common stock is not redeemable or convertible.

Other Provisions

        All outstanding shares of our common stock are, and the shares offered by this prospectus or obtainable on exercise or conversion of other securities offered hereby, if issued in the manner described in this prospectus and the applicable prospectus supplement will be, fully paid and nonassessable.

        You should read the prospectus supplement relating to any offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the terms of the offering, including the number of shares offered, the initial offering price and market prices relating to the shares.

        This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read our articles of incorporation, and our bylaws because they, and not this description, define your rights as a holder of our common stock. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

        Computershare Trust Company, N.A. in Denver, Colorado is the transfer agent and registrar for our common stock.

Shareholder Rights Plan

        All shares of our common stock are issued with preferred share purchase rights attached thereto. On June 18, 2009, our board of directors declared a dividend distribution of one preferred share purchase right for each outstanding share of our common stock. Each right entitles the registered holder to purchase from us one one-thousandth of a share of Series A Junior Participating Preferred Stock at a purchase price of $12.00 in cash, subject to adjustment, if and when the rights become exercisable. Each one-thousandth of a share of Series A Junior Participating Preferred Stock will give the holder approximately the same dividend, voting and liquidation rights as would one share of our common stock. Prior to exercise, the right does not give its holder any dividend, voting, or liquidation rights. The description and terms of the rights are set forth in a Rights Agreement, dated as of June 18, 2009, between us and Computershare Trust Company, N.A., as rights agent. The rights are not exercisable or detachable from the common stock until ten days after any person or group acquires 20% or more (or commences a tender offer for 20% or more) of our common stock. If any person or group acquires 20% or more of our common stock or acquires us in a merger or other business combination, each right (other than those held by the acquiring person or group) will entitle the holder to purchase our common stock or common stock of the acquiring company having a market value of approximately two times the $12.00 exercise price. The rights expire on June 18, 2019, and can be redeemed by us at any time prior to their becoming exercisable at a redemption price of $0.001 per right.

 DESCRIPTION OF PREFERRED STOCK

        We are authorized to issue up to 10,000,000 shares of preferred stock, without par value. As of August 26, 2013, there were no shares of preferred stock outstanding. Preferred stock is issuable in such classes or series as are determined by the board of directors, who have the authority to determine the relative rights and preferences of each such class or series. The board of directors has not designated any class or series of preferred stock, except for 40,000 shares of Series A Junior Participating Preferred Stock which were designated in connection with our shareholder rights plan described above.

        The issuance of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that preferred holders will receive dividend and liquidation preferences may have the effect of delaying, deferring or preventing a change in control of Mines Management, which could depress the market price of our common stock. All preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

        The prospectus supplement relating to any preferred stock offered will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

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  the number of shares of preferred stock offered and the offering price of the preferred stock;

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  the title and stated value of the preferred stock;

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  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;

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  the date from which dividends on the preferred stock will accumulate, if applicable;

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  the liquidation rights and preferences of the preferred stock;

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  the procedures for auction and remarketing, if any, of the preferred stock;

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  the sinking fund provisions, if applicable, for the preferred stock;

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  the redemption provisions, if applicable, for the preferred stock;

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  whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

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  whether the preferred stock will have voting rights and the terms of any voting rights, if any;

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  whether the preferred stock will be listed on any securities exchange;

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  whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these securities; and

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  any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

        The applicable prospectus supplement will also contain a discussion of the material United States federal income tax considerations relevant to the purchase and ownership of the preferred stock offered by the prospectus supplement.

        The transfer agent for each series of preferred stock will be described in the prospectus supplement.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, common stock or units consisting of any combination of the foregoing securities. Each series of warrants will be issued under a separate warrant agreement. The applicable prospectus supplement will describe the terms of the warrants offered, including but not limited to the following:

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  the number of warrants offered;

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  the price or prices at which the warrants will be issued;

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  the currency or currencies in which the prices of the warrants may be payable;

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  the securities for which the warrants are exercisable;

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  whether the warrants will be issued with any other securities and, if so, the amount and terms of these securities;

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  the amount of securities purchasable upon exercise of each warrant and the price at which and the currency or currencies in which the securities may be purchased upon such exercise, and the events or conditions under which the amount of securities may be subject to adjustment;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

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  whether the warrants will be listed on any securities exchange;

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  any material risk factors relating to such warrants;

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  if applicable, the identity of the warrant agent; and

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  any other terms of such warrants.

        Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

        Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES AND SENIOR AND SUBORDINATED DEBT SECURITIES

        This prospectus describes certain general terms and provisions of our senior and subordinated debt securities and convertible debt securities that we may offer from time to time. When we offer to sell a particular series of senior or subordinated debt securities or convertible debt securities, we will describe the specific terms of the series in a supplement to this prospectus. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security or convertible debt security that you purchase. As of the date of this prospectus, we have no outstanding registered debt securities.

        The senior or subordinated debt securities will be issued under an indenture between us and a duly qualified financial institution, as trustee. Any such indenture entered into by us will be governed by the Trust Indenture Act. Unless otherwise specified in a supplement to this prospectus, the senior debt securities or convertible debt securities will be our direct, senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness, and the subordinated debt securities will be our direct, subordinated unsecured obligations and will be subordinated to our senior unsecured indebtedness. We have summarized select portions of the indenture below. The summary may not contain all the terms that are important to you. You should read the form of the indenture that has been filed as an exhibit to the registration statement of which this prospectus is a part. Capitalized terms used in the summary have the meanings specified in the indenture.

General

        The terms of each series of debt securities or convertible debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officer's certificate or by a supplemental indenture. The particular terms of each series of debt securities or convertible debt securities will be described in a prospectus supplement relating to such series.

        The indenture does not limit the amount of debt securities or convertible debt securities that we may issue under the indenture. The debt securities or convertible debt securities may be issued in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement relating to any series of debt securities or convertible debt securities being offered the aggregate principal amount, prices and terms of the securities. These terms may include:

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  the title of the debt securities;

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  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which we will pay the principal on the debt securities;

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  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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  the place or places where principal, premium and interest payments may be made on the debt securities;

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  the currency or currencies in which the debt securities are issued and payable;

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  the conversion or exchange provisions applicable to the debt securities;

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  any mandatory or optional redemption provisions applicable to the debt securities;

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  any sinking fund or analogous provisions applicable to the debt securities;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

  •
  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

  •
  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

  •
  if subordinated debt securities, the terms of subordination to senior debt securities;

  •
  any additions or changes to, or deletions from, the events of default, covenants or acceleration provisions applicable to the debt securities;

  •
  the trustee for the series of debt securities and any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

  •
  any other specific terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series.

        We may issue debt securities or convertible debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

        If we denominate the purchase price of any of the debt securities or convertible debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities or convertible debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities or convertible debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

        Each debt security or convertible debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we refer to any debt security or convertible debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Book-Entry Debt Securities" below, debt securities will not be issuable in certificated form.

Book-Entry Debt Securities

        Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

        Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

        We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

        We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Mines Management, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

        We expect that the depositary, upon receipt of any payment of principal of, or premium or interest on, a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

        We have obtained the foregoing information concerning the depositary and the depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Certificated Debt Securities

        You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

No Protection In the Event of a Change in Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. Unless otherwise provided in the applicable prospectus supplement, the following covenant will apply to all debt securities.

        Consolidation, Merger and Sale of Assets.    We may not, unless the terms of debt securities provide otherwise, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

  •
  we are the surviving corporation, or the surviving entity (if other than Mines Management, Inc.) or the acquiror of our properties and assets is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations under the debt securities and the indenture;

  •
  immediately prior to and after giving effect to the transaction, no default or event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

  •
  certain other conditions are met.

Events of Default

        Unless otherwise provided in the applicable prospectus supplement, the indenture defines an event of default with respect to any series of debt securities, as one or more of the following:

  •
  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

  •
  default in the payment of principal of any debt security of that series when due and payable;

  •
  an event of default occurs and is continuing, or the failure by us to comply with any of the agreements contained in the debt securities of that series or the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or from the holders of not less than 50% in principal amount of the outstanding debt securities of that series as provided in the indenture;

  •
  certain events of bankruptcy, insolvency or reorganization of the Company; and

  •
  any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

        No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under other indebtedness in existence from time to time, including bank debt, if any. In addition, the occurrence of certain events of default or acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 50% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such lesser amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

        Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities if the request conflicts with law or the indenture, is unduly prejudicial to the rights of another holder of debt securities of that series, or may involve the trustee in personal liability.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

  •
  the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding the foregoing, the holder of any debt security's right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment shall not be impaired or affected without the consent of the holder.

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        Mines Management and the trustee as to any series of debt securities may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. The holders of at least a majority in principal amount of outstanding debt securities of the series affected may also waive compliance in a particular instance with any provision of the indenture. Nevertheless, in no event may a modification, amendment or waiver, without the consent of each holder of each series of affected debt security then outstanding:

  •
  reduce the amount of debt securities whose holders must consent to an amendment or waiver;

  •
  reduce the amount of, or postpone the date fixed for, the payment of a sinking fund or analogous provision;

  •
  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

  •
  reduce the principal of or premium on or change the fixed maturity of any debt security or waive a redemption payment or alter the redemption provisions with respect thereto;

  •
  make the principal of or premium or interest on any debt security payable in a currency other than that stated in the debt security;

  •
  reduce the principal amount of original issue discount securities payable upon acceleration of maturity;

  •
  make any change to the provisions of the indenture relating to the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment after such debt security has become due and to waivers or amendments; or

  •
  waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration).

        Subject to the limitations discussed above, the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any existing or past default or event of default under the indenture with respect to that series and its consequences, except a default or event of default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or United States government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Covenant Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

  •
  we may omit to comply with the covenant described above under the heading "Covenants" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

  •
  any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series.

        The conditions include:

  •
  depositing with the trustee money and/or United States government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

  •
  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

        Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities, and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or United States government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

        For purposes of this discussion, "foreign government obligations" means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

  •
  direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

  •
  obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Federal Income Tax Consequences and Other Special Considerations

        We will provide you with information on the federal income tax and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

        We may issue rights to our shareholders for the purchase of debt securities, preferred stock, or common stock. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

  •
  the date of determining the shareholders entitled to the rights distribution;

  •
  the number of rights issued or to be issued to each shareholder;

  •
  the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the rights;

  •
  the number and terms of the shares of debt securities, preferred stock, common stock or other securities which may be purchased per each right;

  •
  the extent to which the rights are transferable;

  •
  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

  •
  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

  •
  any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

        The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

 DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

  •
  the designation and terms of the units and the securities included in the units;

  •
  the description of the terms of any unit agreement governing the units;

  •
  any provision for the issuance, payment, settlement, transfer or exchange of the units;

  •
  the date, if any, on and after which the units may be transferable separately;

  •
  whether we will apply to have the units traded on a securities exchange or securities quotation system;

  •
  any material United States federal income tax consequences; and

  •
  how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon by Davis Graham & Stubbs LLP, Denver, Colorado.

EXPERTS

        Our audited consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows for the years then ended and for the period from inception of the exploration stage (August 12, 2002) through December 31, 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2012, have been audited by the independent registered public accounting firm Tanner LLC. Each of our audited consolidated financial statements are incorporated herein by reference to the extent and for the period set forth in and in reliance upon the reports given on the authority of Tanner LLC as experts in accounting and auditing.

        Our mineralized material was calculated by Mine Development Associates Inc. All such information included and incorporated by reference is presented in reliance upon the authority of that firm as experts in such matters.

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

MINES MANAGEMENT, INC.

$65,000,000

COMMON STOCK
PREFERRED STOCK PURCHASE RIGHTS
PREFERRED STOCK
WARRANTS
CONVERTIBLE DEBT SECURITIES
SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
RIGHTS
UNITS

PROSPECTUS

                    , 2013

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts reflected in the table below are estimates except the SEC registration fee.

SEC Registration Fee		$8,866	(1)
FINRA Fee	$	[•]
Legal Fees and Expenses*	$	[•]
Accountants Fees and Expenses*	$	[•]
Listing Fee*	$	[•]
Transfer and Disbursement Agent Fees*	$	[•]
Printing Costs*	$	[•]
Miscellaneous*	$	[•]

Total*	$	[•]

*
These fees will be dependent on the type of securities and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B of the Securities Act, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

(1)
The SEC Registration Fee has been offset by the balance of unused registration fees carried forward as described in a footnote to the Registration Fee Table.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        We are incorporated in the State of Idaho. Section 30-1-851 of the Idaho Business Corporation Act provides that a corporation may indemnify any current or former officer or director who was or is a party or is threatened to be made a party to any pending or completed action, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, trustee, employee, or agent of the corporation, or was serving at its request in a similar capacity for another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation and which was not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In case of an action brought by or in the right of the corporation, such persons are similarly entitled to indemnification if they acted in accordance with the standard of conduct set forth above, but no indemnification shall be made if such person was adjudged liable on the basis that he received a financial benefit to which he was not entitled. In such event, indemnification is limited to reasonable expenses. Such indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled under the corporation's articles of incorporation.

        Our articles of incorporation generally allow indemnification of officers and directors to the fullest extent allowed by law. We currently intend to indemnify our officers and directors to the fullest extent permitted by our articles of incorporation and Idaho law. We have no other agreements with our officers or directors that pertain to indemnification.

        We also maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of the Company.

ITEM 16.    EXHIBITS.

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement(1)
4.1	Specimen of Certificate for Common Stock, par value $0.001, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed June 12, 2006
4.2	Form of Preferred Stock Purchase Right Certificate, incorporated by reference to Exhibit B to Exhibit 4.1 to the Current Report on Form 8-K filed June 19, 2009
4.3	Specimen of Certificate for Preferred Stock, without par value(1)
4.4	Form of Senior Indenture(2)
4.5	Form of Subordinated Indenture(3)
4.6	Form of Warrant(1)
4.7	Form of Senior Debt Security (included in Exhibit 4.4)
4.8	Form of Subordinated Debt Security (included in Exhibit 4.5)
4.9	Rights Agreement (including form of Rights Certificate)(1)
4.10
Rights Agreement, dated June 18, 2009, between Mines Management, Inc. and Computershare Trust Company, N.A., as rights agent, incorporated by reference to Exhibit 4.1 to the Current on Form 8-K filed June 19, 2009
5.1	Opinion of Davis Graham & Stubbs LLP
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of Tanner LLC
23.3	Consent of Mine Development Associates Inc.
23.4	Consent of Mine and Quarry Engineering Services, Inc.
24	Power of Attorney (included in signature page)
25.1	Statement of Eligibility of Trustee on Form T-1 for the Senior Indenture(4)
25.2	Statement of Eligibility of Trustee on Form T-1 for the Subordinated Indenture(4)

(1)
To be filed by an amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference if we enter into any such agreement or issue any such instrument in connection with the offer of any securities registered hereunder.

(2)
Incorporated herein by reference to Exhibit 4.4 to the registrant's Registration Statement on Form S-3, filed with the SEC on October 16, 2009.

(3)
Incorporated herein by reference to Exhibit 4.5 to the registrant's Registration Statement on Form S-3, filed with the SEC on October 16, 2009.

(4)
To be incorporated herein by reference from a subsequent filing in accordance with section 305(b)(2) of the Trust Indenture Act of 1939.

ITEM 17.    UNDERTAKINGS.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, That:

          (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement; and

          (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of that Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on August 26, 2013.

MINES MANAGEMENT, INC.
By:	/s/ GLENN M. DOBBS
	Name:	Glenn M. Dobbs
	Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Glenn M. Dobbs, Douglas D. Dobbs and Nicole Altenburg, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same with all exhibits and schedules thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GLENN M. DOBBS Glenn M. Dobbs	Chief Executive Officer (Principal Executive Officer) and Chairman	August 26, 2013
/s/ NICOLE ALTENBURG Nicole Altenburg	Controller (Principal Financial and Accounting Officer)	August 26, 2013
/s/ ROY G. FRANKLIN Roy G. Franklin	Director	August 26, 2013
/s/ ROBERT L. RUSSELL Robert L. Russell	Director	August 26, 2013

Signature	Title	Date

/s/ JERRY G. POGUE Jerry G. Pogue	Director	August 26, 2013
/s/ RUSSELL C. BABCOCK Russell C. Babcock	Director	August 26, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement(1)
4.1	Specimen of Certificate for Common Stock, par value $0.001, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed June 12, 2006
4.2	Form of Preferred Stock Purchase Right Certificate, incorporated by reference to Exhibit B to Exhibit 4.1 to the Current Report on Form 8-K filed June 19, 2009
4.3	Specimen of Certificate for Preferred Stock, without par value(1)
4.4	Form of Senior Indenture(2)
4.5	Form of Subordinated Indenture(3)
4.6	Form of Warrant(1)
4.7	Form of Senior Debt Security (included in Exhibit 4.4)
4.8	Form of Subordinated Debt Security (included in Exhibit 4.5)
4.9	Rights Agreement (including form of Rights Certificate)(1)
4.10
Rights Agreement, dated June 18, 2009, between Mines Management, Inc. and Computershare Trust Company, N.A., as rights agent, incorporated by reference to Exhibit 4.1 to the Current on Form 8-K filed June 19, 2009
5.1	Opinion of Davis Graham & Stubbs LLP
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of Tanner LLC
23.3	Consent of Mine Development Associates Inc.
23.4	Consent of Mine and Quarry Engineering Services, Inc.
24	Power of Attorney (included in signature page)
25.1	Statement of Eligibility of Trustee on Form T-1 for the Senior Indenture(4)
25.2	Statement of Eligibility of Trustee on Form T-1 for the Subordinated Indenture(4)

(1)
To be filed by an amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference if we enter into any such agreement or issue any such instrument in connection with the offer of any securities registered hereunder.

(2)
Incorporated herein by reference to Exhibit 4.4 to the registrant's Registration Statement on Form S-3, filed with the SEC on October 16, 2009.

(3)
Incorporated herein by reference to Exhibit 4.5 to the registrant's Registration Statement on Form S-3, filed with the SEC on October 16, 2009.

(4)
To be incorporated herein by reference from a subsequent filing in accordance with section 305(b)(2) of the Trust Indenture Act of 1939.